INVEST IN NEXTDOORGANICS

Connecting urbanites with farm-fresh foods in their neighborhood

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$0
raised of a $0 goal

Future Equity Agreement (SAFE)
$4m valuation cap; 0% discount

$100 min INVEST
Sent to escrow via Wefunder Portal LLC

WHAT WE DO

We operate a 1650+ member food community in Brooklyn, NY. Our members get everything they need to keep their kitchens stocked with healthy foods each week. We source produce from a growing network of sustainable farmers, wild foragers, and small-batch food makers. Every week members just pick up their box or get a delivery—whatever works for them. We're reducing the burden of choice and making seasonable, sustainable eating the new normal even in the concrete jungle.

OUR AMBITION

Nextdoorganics is more than just a local CSA or market—it's a community hub where urbanites can meet the small batch producers and farmers behind every meal. We've created a scalable grocery delivery model that can work in any urban sprawl and we've already proved it in the biggest city of all: New York. From here, we take that model and we bring it to the rest of America. From Seattle to Detroit, you'll be able to get a box full of craft jams and foraged wild mushrooms straight to your door.

- Over $2.5M in sales to date
- Portfolio company of FOOD-X business accelerator, one of FastCompany's 10 most innovative companies in food, run by SOSVentures
- Owned by workers and customers
- We utilize low-cost grassroots and guerilla marketing tactics
- We maintain high customer loyalty

DOCUMENTS

Customer_Reviews.pdf
Customer_Purchasing_Behavior_Survey.pdf

website: nextdoorganics.com

HEALTHY LIVING · COMMUNITY · SUSTAINABLE AG · MEMBERSHIP · LOCAL FOOD · SUBSCRIPTION · ORGANIC · ALTERNATIVE · FARMING · AGRICULTURE · FOOD ECONOMY · FOOD & DRINK · FOOD

WHY I LIKE NEXTDOORGANICS

As a father of three young children, the poor food choices that my children and their friends are facing when not at our home give me a daily reminder and a sense of urgency. Food is essential to our existence, survival, and health, and the emotional connection to our day-to-day life. As a result, I've been working with Nextdoorganics to support an ecosystem for better food since 2014. Josh and Kris are passionate, determined and inspirational founders who have not only created this mission focused super CSA, but also served hundreds of families in a food desert. Thanks to them, Nextdoorganics has been providing sustainable produce sourced locally that are healthy and savory food sources... READ MORE



Shen Tong
FOUNDER OF FOOD FUTURE

THE BUZZ ABOUT NEXTDOORGANICS

The team at Nextdoorganics is working voraciously to bring a model to market that will facilitate the scale, transparency and efficiency necessary to make high quality, local food product accessible, affordable and trustworthy. The consumer is becoming more educated on this matter and as a whole we are all "getting back to our roots"...which is an amazing thing for farming, consumption and food culture. This effort will have major positive social, economic and environmental implications

Ian Knowles
Spruce & Norton, Founder

I have had a wonderful time utilizing your services and feel so lucky to live in the neighborhood. Good luck and keep up the great work! I really do feel like you guys changed my life for the better!

Carrie S.
Nextdoorganics Member

VIEW ALL PRESS & QUOTES

ALL FOOD SHOULD BE GOOD FOOD

We believe passionate, small-scale producers can re-connect people with the food they eat. In the past year alone, sales from organic U.S. farms have increased by 72%. People care more about what they put in their bodies, making now the right time for change.




basbaas
Tamarind Date Sauce
basbaas
Coconut Cilantro Chutney

BJORN QORN






SUSTAINABILITY IS ON THE RISE

From Whole Foods to Trader Joe's, the market demand for conscious, organic foods has skyrocketed in the last decade. But now the shift is focusing its eyes on more specific niches: locally grown foods from a neighbor you can shake hands with.

50%	6,200	$1,280+
increase of CSA members 2007 to '09	CSA Farms in the United States	higher median income than non CSA farms

TAKE A LOOK INSIDE THE BOX

The foods we source are grown, found, or made by real people in a network we cultivate. They are then packed and distributed by a local worker-owned cooperative. Unpack a vegetable subscription full of wild knotweed, stinging nettles, and organic trumpet mushrooms.











THIS IS A COMMUNITY

Nextdoorganics works because it's more than a grocery. It's a multi-purpose facility that enables us to connect our members directly to the local food supply chain. It is a neighborhood grocer, a food processing space, a community event venue, and a distribution point.








HOW WE'VE BEEN DOING SO FAR

For the past couple of years, we've seen our customer base grow at our location in Brooklyn, and the most redeeming factor of it all is seeing a strong number of repeat customers. We've helped New Yorkers learn they can live in the big city but eat from a small farm day-to-day.

$25	60%	72 hrs	80%
cost of weekly subscription	average gross margins	every inventory cycle, keeps foods fresh	total revenue comes from subscriptions

BEYOND BROOKLYN: WHAT'S NEXT FOR US

We're building out our tech platform to improve user experience online. As we expand, we will grow our partnerships and refine our curation abilities to reflect the availability of local products. Getting groceries from your community food hub will be easier than going to the supermarket.


Vegetables




Cabbage




DiMARE
Vegetables
Vegetables



LET'S GROW A FOOD REVOLUTION

We are so thankful for the support, sign-ups, and members of Nextdoorganics over time. We are moving into a new and ambitious phase of growth and we need your help.

The need for local food is evident. The ability to revolutionize the food system is here. Our mission is about good food, community, and personal health. Our model funnels demand to the best growers and makers, is easier than shopping at a grocery store, and leads to eating more vegetables.

Let's create a world together where this is possible in every community. Join our supporters and invest in this future with us.

Thank you so much for your support,



Kris and Josh
CoFounder & CEO

MEET THE FOUNDERS



Kris Schumacher

CFO

When not building spreadsheets or negotiating contracts, Kris teaches pricing for entrepreneurs at Pratt Institute, consults with startups, and tries to get his kids to eat their veggies.



Joshua Cook

CEO

Studied at Georgetown University and the London School of Economics. Has worked on farms in Europe and the U.S. Promotes alternative finance, entrepreneurship, and decentralized social systems.

AND THE REST OF THE TEAM



Jeff Wechsler

Investor / Advisor



Shen Tong

Investor / Advisor



Anne Wang

Advisor



Johanna Kolodny

co-Founder



Ian Knowles

Advisor

Q&A

- COLLAPSE ALL

What makes Nextdoorganics unique?

Our sourcing philosophy is truly unique. When you can get a vegetable subscription full of wild knotweed, stinging nettles, organic trumpet mushrooms, and the first run of a new small-batch sauce, you've got a unique grocery bag you're unpacking on your counter top. And that bag is making it possible to be a small forager, farmer, or start-up food maker in this world otherwise full of industrial garbage food.

We are a full service food discovery and empowerment engine within the small-scale food world. The foods we source are grown, found, or made by real people in a network we cultivate. Each week's foods are then packed and distributed by a local worker-owned cooperative.

So far we've developed our customer base in Brooklyn & Manhattan but you know what? Just as there is invasive knotweed everywhere to forage and eat, there are folks in all the small cities and towns across the land who work and eat and love on their small-scale food networks. We want to help them succeed.

What problem are you solving?

As consumers, we are faced with an increasingly crowded and confusing marketplace for food choices. Walk into any grocery store and you will see aisles of choices which all claim to be the most natural, sustainable, or healthy choice. We are faced with the paradox of choice and, given this problem, we end up time and again choosing the same old familiar items - neither experiencing new flavors, nor making dietary improvements, nor supporting socially responsible producers in our area.

The crux of this problem is that we have an intimate, illogical, nostalgic, primal, and emotional connection to food that easily overwhelms our ability to make healthy and responsible eating choices. We need a community of people that eases the way into the kind of lifestyle we dream of but can't sometimes will ourselves into.

How does Nextdoorganics impact the small scale food system?

1) Seasonality - sourcing, ordering, and eating expectations need to account for the seasons and small-scale supply chain realities.

2) New Farmers - we have an open door policy for new and start-up farmers, foragers, and food-makers who are looking for an early large buyer.

3) New Makers - we are able to provide coaching, support, access to ingredients, and a diverse test market for makers.

4) Traceability - we should exist in a food system with enough information that you know and trust where your food is coming from.

5) Community - a successful growth strategy relies on community organizing principles and local ownership by workers and members.

Who are Nextdoorganics members?

Our customers are young families that turn our shop into a stroller park, hipsters who can't get enough of eating weeds, folks who know what the farmer life is like and who appreciate ugly vegetables, old hippies and new activists, community leaders and community chefs, those for food justice and those who "just want good food in my fridge, please".

Our customers, our staff, our volunteers, and our farmers are diverse and come from an array of backgrounds. Diversity in thought and experience is important for any sustainable food hub.

How does Nextdoorganics reduce the burden of choice? Can you describe an example order?

The expectation we set with our members is that they will get a bag of seasonal vegetables that are organic or hydroponic or wild foraged.

There will be greens for vibrant health, lots of colors and smells, essentials like onions, herbs, or garlic, and new items you've maybe never seen before.

The larger sized subscriptions include a selected vegan and gluten-free small-batch item of the week from local makers.

What is the strategy for growth?

So far we have focused on low cost marketing efforts, utilized our community partnerships to increase our brand awareness, and organized events and volunteer opportunities for our members to engage with the brand and become our best promoters. We are analyzing the development of our Brooklyn Hub as a template for use in new regions.

We expect NYC metro sales to expand 10X and to achieve 9 digit top line sales nationally with our model in the next 5-10 years.

Over the next 12-18 months, we will be directing our attention to our technology to optimize sales and marketing, amplify our online community, and manage multiple sites.

We will continue to invest in community aspect of our membership program, spending appropriately in marketing and advertising campaigns, and developing additional events and experiential products which engage, challenge, and motivate our members to commit to a healthy and responsible food lifestyle.

What is the hardest part of scaling up?

In order for us to scale while keeping the authentic local feeling of our brand experience, we need to develop the systems and processes to allow for the right amount of flexibility and local control at individual hubs while achieving the economic benefits that a larger organization can provide.

We are currently constrained by the limitations of the software which is available for managing our operations. The logistical challenge of coordinating the distribution from a large number of small vendors with an unpredictable supply of perishable product means hours of work orchestrating this massive operation by hand.

Additionally, the inability to customize many of the elements of the user interface in the web-store software that we are using limits our ability to optimize our site for new user acquisition and project our brand identity into every aspect of the user experience.

We are working on plans for our own in-house software which will manage this seamlessly. This will be critical to scale.

Who are your competitors and how is Nextdoorganics different?

Our major competition is split primarily into 3 groups:

1) Large traditional grocers. They have the benefit of size, but it's difficult for them to connect on the level that consumers are looking for. From our first season running a farmer's market stand in Brooklyn, we've learned how our customers are experiencing our service not as a means to obtain a commodity but as a way to become a part of a larger community.

2) Traditional farmer's markets and CSAs. They offer the direct connection that people want, but are not scalable and are not financially or practically accessible for many.

3) A number of online brands exist which address the convenience aspect well but do not create a tangible connection with local food, nor are they addressing the paradox of choice. If anything, they are adding to the problem by making more choices available.

What role is technology playing in customer acquisition?

As we expand beyond NYC into areas where we have a less established physical presence, technology will be critical to rapidly acquiring the critical mass of customers and brand awareness to bring a new region to profitability.

We are selling a lifestyle, so our authentic community-centered brand positioning is an important element in helping customers understand what we are about and why they should give us a shot.

We use a social media feed of member created content to help project some of this community experience online, but we will be further developing this into a robust platform where members can directly interact with the extended community, learn about their food, and discover new recipes, tips, and products.

Driving engagement on our site will allow us to replicate the success that we have with real-world word of mouth marketing and turn our member engagement into a social outreach tool for sharing across the web and bringing in new customers.

How do you find your food sources?

We source our food from sustainable farmers, food makers and community partners. In all cases, we want our food providers to be small scale, high social impact operations.

If you are familiar with a CSA or farm share, you'll recognize what we are up to–and hopefully also see how we've tried to make our model super flexible. With that in mind, our sourcing guidelines are:

1) If it can be grown locally, then we get it locally. We are based in NYC and our farms range from a few blocks from our Hub to regional organic farmers in NY, NJ, PA, MA, and VT, and fruit and nut growers in CA.

2) Our farms have growing practices that utilize not just organic, but better than organic methods in taking care of the the land, their crops, and their workers. We also source from pesticide-free hydroponic farmers, especially in the cold season.

3) Operate on a small scale. We are trying to replace the industrial food system by supporting the farmers operating at the smaller end of the sourcing spectrum.

4) Create traceable, high quality foods at our Hub that help bridge the daunting gap between raw produce and delicious foods that support your health and happiness.

How do you communicate with Nextdoorganics members?

We frequently engage our members in person at our Brooklyn Food Hub and through our weekly newsletter and blog as well as Facebook, Instagram, & Twitter.

We make an effort to provide a wide range of high quality content, including recipes, images, and stories generated by our members and community partners.

Over time we've hosted numerous types of events in our Hub: parties, tastings, poetry readings, and workshops as well as work-for-food volunteer opportunities for our members to come and participate with the team.

There is a wealth of talent in our membership base, and we rely on frequent customer feedback to inform the direction of our business.

Can you explain your business model?

Our revenue model is simple:

* We collect subscription fees weekly through an online platform
* We purchase only what is already sold, directly from a network of local farms and food makers
* We receive goods, package, and distribute directly from our community food hub, or through our network of partners (farm to table restaurants, yoga studios, and other local businesses which host scheduled pick-up times for our members
* Products are marked up around 45-55%, up to 65% for house made items, with some basic goods priced as loss leaders around 15%
* Inventory typically cycles out within 72 hours.
* Individual food hubs may be operated as wholly owned entities, joint ventures, or franchise units, with Nextdoorganics, Inc. ultimately making 15% or more in net income once at scale.
* Each individual hub can be scaled up slowly or quickly as desired, starting with a minimal footprint and no requirement for full time staff until the sales volumes are high enough to justify retail operations. Depending on the local cost of doing business, a hub reaches break even at around $70,000 in sales per month. As each additional location is added, the corporate overhead costs are spread and the break even threshold goes down.
* Additional satellite hubs can be set up for an even lower cost, operating as a fulfillment hub in a region where there is already a main hub established and reaching break-even at around $20,000 in sales per month, depending on the cost of rent. Such satellite hubs can be operated in small spaces of 100 sqft, and require very little investment but provide an extension of reach and allow the main hub to utilize more capacity.

Does Nextdoorganics pay anything to partner pickup locations?

We do not pay any fees to any current pick-up locations. We arrange for a 'volunteer' to come in during the pick-up times.

We offer business owners/managers to be our on-site 'volunteer' which gets them a free weekly bag of produce if they want to do that.

A revenue sharing model is in the realm of possibility of something that we might explore with the right partners.

What is your most popular offering? Your main focus?

Our main product is our basic produce subscription ($25/order) and is about a week's supply of vegetables for one person. Our average order size is $40 including a main subscription, add-ons, and any distribution fees. Pick-up from our Hub has no distribution fee.

Our main produce subscriptions provide around 80% of our total revenue, with 20% coming from add-on products and distribution fees. We have a number of proteins and shelf stable add-on items and there is a big opportunity to grow this part of the product mix.

As far as add-ons go, low-price point items like small packets of nuts, seeds, beans, grains, or teas sell faster than others. Also fresh roasted coffee, pastured eggs, farm cheeses, preserved/fermented vegetables, and wild seafood are very popular.

How are sales during the Winter?

There is some sales seasonality in our business, but we distribute produce every week of the year.

During the colder months, our packages contain Winter cellar roots, hydroponics, California small-scale citrus, and frozen items.

There are some members who purchase less during the Winter, so we do see lower sales during those months, but we are actively looking for ways to diversify the product offering during the Winter and utilize our web-store more effectively to increase a la carte sales around the Winter holidays.

How do you think the industrial food system is broken?

In the industrial system, we are completely disconnected from the food we eat.

Farmers make pennies on the dollar because of the profits siphoned off along the distribution chain.

Land use is often managed for short term gain over long term sustainability.

We've lost over 90% of genetic diversity and countless flavors in our food supply as crops have been standardized for shelf life and production cost savings.

An oversupply of processed grains and sugar has lead to countless health problems in developed nations.

Millions of people worldwide go hungry while massive food waste and spoilage is built into the system.

We founded Nextdoorganics because we believe that it doesn't have to be this way anymore.

Can you explain your hub model at a high level? Why is this different?

The food hub we have developed in Bed Stuy Brooklyn is a multi-purpose facility that enables us to connect our members directly to the local food supply chain.

It is a neighborhood grocer, a food processing space, a community event venue, and a distribution point. We receive deliveries from a wide variety of producers, process and package food for our members, develop new value-add products like trail mix and hummus, distribute member packages to our numerous pick-up locations, offer retail products for sale, and host a variety of events for our members and community residents.

The main difference between our hub model and other operational models is that it provides the benefits of a physical location for building customer loyalty, optimizing point-of-sale upgrades, and avoiding high last mile delivery costs.

This model also reduces the high overhead costs of a traditional brick and mortar due to the focus on online subscription sales and minimal inventory carrying requirements.

In addition, the ability to give the members a view into the workings of the supply chain and access to events further solidifies our differentiation in a way that most online brands have a hard time duplicating.

Our scaling strategy into new markets includes partnering with existing restaurants, food processors, and worker cooperatives to source, pack, and distribute orders using and strengthening existing infrastructure within the local food system.

Discuss how you foster community? Are the events held at your hub? How often do you hold them? ^

The social line of our triple bottom line philosophy involves assessing our impact on our customer's lives (who are we serving?), our employee's lives (who are we hiring?), and our community partners (who are we promoting/elevating?). We have held numerous types of events: a panel on gentrification, a small vendor market with a sustainable food truck, a fermentation workshop, an author talk by one of our members, an open mic poetry night, and now weekly Sunday markets that act as a retail opportunity for a la carte purchases as well as a venue opportunity for tastings, book launches, and vendor tabling.

Where would you like to open a second hub and how does the rent cost per square foot compare to that of the current hub? ^

Our next phase of growth we will go from one node in Brooklyn to two by operating in Manhattan as well. We already have customers we serve at pick-up locations and via home delivery in Manhattan.

We have learned a lot about worker-owned cooperatives over the past year and would like to test a second hub model with an existing worker-owned food producer in NYC to alleviate the high operating costs in Manhattan. We would be able to share suppliers, distribution techniques, and experienced operations staff to get it going quickly.

Once there is more than one node in the Nextdoorganics network, we can develop the path to scale based on our experience.

Why do farmers love you? ^

There are a number of benefits of this model from a farmer or food-maker perspective:

1) We are able to provide better prices than traditional grocery supply chain due to the fact that we can cut out part of the distribution chain and since we only need to purchase what has already been sold we do not have to build wasted inventory into our margin calculations.

2) Since we are building customer expectations around seasonal availability, part of this means that we expect some last minute changes in what comes from the farm. Unlike other channels, we are much more flexible in accepting alternate products when there are shortages or bumper crops. As we grow into other regions our flexibility in this area will increase substantially as we can balance these shifts across nearby regions.

3) As we scale we can offer guaranteed purchases at the beginning of a season to small farmers, contracting out specific crops that can be purchased at the start of the year providing a reliable revenue base for small farmers, and the ability to produce more interesting and varied crops than they would typically be able to sell into traditional channels.

Why do your customers love you? ^

Want to eat foraged weeds? Roots from the cellar? Hydroponic lettuce? Wild seafood? Our members have the security of knowing that they’re eating a healthy mix of foods from ethical producers, while supporting the local and small scale food economy. Our flexible subscription model allows members to choose the level of customization that is right for their needs and the delivery or pick-up option that fits best with their busy schedules.

What’s been your largest challenge so far? ^

The biggest challenge that we have faced so far has been to provide continuous variety and supply of products that exceed our members' expectation throughout the entire year, particularly during late Winter and early Spring when most of the “Winter shed” reserves of produce at the farms have been depleted.

This is a challenge for us now as we are able to allocate only a minimal marketing budget towards growing our membership base to the point where we can fully realize scale economies.

By staying close to the customer and maintaining a high degree of flexibility in our business, we have been able to make it through the past several Winters and simultaneously continue to grow our membership base.

What risks do you foresee? What keeps you up at night?

From a short term perspective, there are weather related and geo-political risks that could affect the price and availability of local produce or cause changes in the demographics of the neighborhoods we serve, but the more we scale and diversify our supply base and membership, the more we are able to mitigate this risk.

From a mid-term perspective, there is a risk that a deep pocketed competitor like Fresh Direct or Whole Foods decides to duplicate our model and compete directly for our customers, but the authenticity of a truly community rooted brand is hard for an established corporate brand to duplicate, so we would be well positioned to maintain market share or form a partnership with these brands instead of competing with them.

From a long term perspective, there is the risk that changes in consumer opinions about food or further technological advances among industrial food makers squeeze our margins through price pressure. We believe, however, that there will always be a demand for real food that has been grown and crafted by passionate farmers and makers, and that we will be well positioned to continue to fill this need.

There is also the risk that our marketing efforts aren't as effective as we need them to be in order to scale rapidly, or that the increasing noise in the food market drives up our customer acquisition cost to an unsustainable rate, but from our experience, the more we can convert our existing membership into brand activists, the lower our customer acquisition becomes, which is why we are focusing on developing the right programs to support this.

Laying a financial runway will help our low-cost scaling strategies take off. Nextdoorganics model can play an important role in helping stimulate and stabilize the local food economy in many places. Local worker and member ownership is, in our experience, key for success in the small-scale food system.

How fast are you growing? How are you measuring this progress?

We are growing at 30% YoY measured through active membership numbers and sales for the past couple years. Currently we are at an inflection point and need to make a big marketing push to accelerate our growth rate and add new locations.

This is an unusual fundraising strategy. Why have you given your customers the chance to invest in Nextdoorganics?

We believe that our mission, which has triple bottom line goals of financial, environmental, and social impact, is uniquely suited for a crowdfunding campaign like this, considering that it allows us to share the financial benefits of success with the full community.

While our customers share in our success regardless through improved product offerings and a continuously optimized customer experience, allowing our membership the chance to become owners is closely aligned with our vision of a distributed system where local stakeholders are able to participate and shape the way their local hub runs.

Who is the team?

Josh Cook - Co-Founder & CEO Josh has degrees from Georgetown and the London School of Economics, and has a successful consulting practice. Prior to forming Nextdoorganics, Josh WWOOFed on a number of organic farms in Europe. Josh manages the operations of the business and has done everything from growing vegetables at our farm plot in Rhode Island to building the company's website.

Kris Schumacher - Co-Founder & CFO Kris is a finance and market pricing expert with a BFA from Pratt institute and an MBA from Babson College. He has a diverse background in business ranging from technology development at a film industry start-up to managing finance and marketing analytics at multinational corporations. He was driven to start Nextdoorganics by his commitment to sustainable resource management, which he learned living and working on his family's tree farm.

Johanna Kolodny - Head of sourcing Johanna is a food systems consultant in New York City with a wide range of clients and deep connections to the local food world.

INVESTMENT TERMS

Invest in Nextdoorganics with a **Future Equity Agreement (SAFE)** under these terms:

$4m	0%
valuation cap	discount rate

INVESTOR PERKS

Invest $200+ 50% Discount on any paid events that we host in the next 4 years. Invitation to a reception at our hub in Summer 2016.

Invest $500+ A selected small batch item of your choice and a Nextdoorganics T-Shirt.

Invest $1,500+ For new members, 1 month free basic or small subscription, good for 1 year from when we offer availability in your area. Or, for existing members, 20% off discount on orders placed within 3 months after closing.

Invest $5,000+ We will cook you a multi-course dinner entirely from Nextdoorganics products! (In NYC)

Invest $12,000+ A (non-voting) observer seat for bi-annual strategy meetings where you can weigh in on expansion plans and projects within your community. We will arrange a tour of some of our most interesting farms and vendors in the city and upstate.

USE OF FUNDS

0% Funded ($50,000)
Build simple customer e-commerce interface (Phase 1 development plan)

Advertising, marketing and promotions in order to build out next hub expansion area in Manhattan

operational cash reserve as we continue to grow above break even sales volumes

0% Funded ($100,000)
Build e-commerce platform with social integrations (Phase 1 and 2 development plan)

Advertising, marketing and promotions in order to build out next hub exansion area in Manhattan

Sales commissions for local area sales rep to support strategic growth

RISKS SPECIFIC TO NEXTDOORGANICS

1. If we are unable to raise enough money from debt or equity financing campaigns, we may not have enough of a cash cushion to effectively deal with unpredictable disruptions in operations.

2. Technical advances in industrial food production could squeeze margins for small producers

3. In the long term, consumers opinions about food could change and preferences could shift away from companies like ours

4. A Large traditional grocery competitor decides to invest directly in building a competitive offering to ours

5. Economic downturn limits consumers ability and willingness to pay

6. Geopolitical changes cause the price of commodity food produced in other countries to drop so much as to pull the price and margins down locally

7. Severe unpredicted weather impacts production and causes the cost of local produce in the region to increase beyond the markets' acceptance.

8. Increased competition could cause price pressure and margin erosion

9. Our marketing efforts may not be as effective as we anticipate and we may not accelerate growth rapidly enough to expand out of New York

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Nextdoorganics is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Cover Page

Name of issuer:

Nextdoorganics, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: RI
Date of organization: 2/11/2011

Physical address of issuer:

360 Throop Ave.
Brooklyn NY 11003

Website of issuer:

http://www.nextdoorganics.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

11/12/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] Deadline will be adjusted to be 180 days from when filed with SEC.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$129,599.00	$82,367.00
Cash & Cash Equivalents:	$9,997.00	$27,942.00
Accounts Receivable:	$22,702.00	$10,330.00
Short-term Debt:	$51,400.00	$17,263.00
Long-term Debt:	$252,063.00	$163,560.00
Revenues/Sales:	$961,102.00	$716,800.00
Cost of Goods Sold:	$752,734.00	$563,528.00
Taxes Paid:	$0.00	$0.00
Net Income:	($94,908.00)	($68,563.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Nextdoorganics, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kris Schumacher	CFO	Next Door Organics	2011
Josh Cook	CEO	Next Door Organics	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kris Schumacher	CFO	2011
Kris Schumacher	Treasurer	2011
Josh Cook	CEO	2011
Josh Cook	Secretary	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kris Schumacher	340 shares	29.0
Joshua Cook	340 shares	29.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our marketing efforts may not be as effective as we anticipate and we may not accelerate growth rapidly enough to expand out of New York
>
> Increased competition could cause price pressure and margin erosion
>
> Severe unpredicted weather impacts production and causes the cost of local produce in the region to increase beyond the markets' acceptance.
>
> Geopolitical changes cause the price of commodity food produced in other countries to drop so much as to pull the price and margins down locally
>
> Economic downturn limits consumers ability and willingness to pay
>
> A Large traditional grocery competitor decides to invest directly in building a competitive offering to ours
>
> In the long term, consumers opinions about food could change and preferences could shift away from companies like ours
>
> Technical advances in industrial food production could squeeze margins for small producers
>
> If we are unable to raise enough money from debt or equity financing campaigns, we may not have enough of a cash cushion to effectively deal with unpredictable disruptions in operations.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Build simple customer e-commerce interface (Phase 1 development plan)

Advertising, marketing and promotions in order to build out next hub expansion area in Manhattan

operational cash reserve as we continue to grow above break even sales volumes

---

If we raise: **$100,000**

Use of Proceeds: Build e-commerce platform with social integrations (Phase 1 and 2 development plan)

Advertising, marketing and promotions in order to build out next hub exansion area in Manhattan

Sales commissions for local area sales rep to support strategic growth

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	2,000	1,174.34	Yes	No
Debt Securities			Choose	No
Other				
Convertible De	140,000	140,000	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	40
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$4 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$24,200 loaned to the company from Kris Schumacher, no interest rate, no maturity date, to be paid back only when cash flow comfortably allows.

$81,535 from NYBDC, original amount $95,000 7% interest, 12/31/2021 maturity date
$31,000 from Credibly, original amount $82,200 8/1/2016 maturity date. interest rate n/a as it is a merchant cash advance, payable in daily payments of $311

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2014	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
5/2015	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
9/2015	Regulation D, Rule 506(b)	Convertible Note	$15,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$24,200 loaned to the company from CEO Kris Schumacher, no interest rate, no maturity date, to be paid back only when cash flow comfortably allows.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Nextdoorganics has been operating in New York, working to build the systems and processes in order to support the scale needed for financial success. Up to this point, Nextdoorganics has sustained losses in each year of operations, which have funded by debt, equity and bootstrapping. These losses were expected based on working up to a required scale of $1.2M annualized sales in order to achieve positive net income, which has not yet been reached. There is not a significant amount of liquidity in any assets and capital resources are at a minimal level, which is why the need for additional fundraising efforts to support continued growth past the break-even sales volumes. The highest value off balance sheet asset is our current and past member list which includes over 2,000 members and consistent reliable repeat sales. We have no plans to sell access to these relationships, but it remains a valuable asset for partner discussions and access to additional debt and equity financing.

In the interest of extending cash flow and reducing the requirement for additional debt in light of the minimal capital resource position, the Company has implemented a number of cost saving initiatives and efficiency improvements as of 2016 and is operating at a break even basis. It is expected that cash flow will be in a solidly positive position by summer 2016 when existing debt can be refinanced at a lower rate and higher summer season sales provide enough profits to start to build up the retained earnings. If sales growth is delayed, and/or debt refinancing is not as successful as anticipated, it may take longer than expected to achieve significant positive cash flows from ongoing operations, and if our financial raise is more successful than anticipated, we may invest heavily on marketing costs up front in order to accelerate growth outside of the NY metro area, which would result in extended short term losses before higher sales values are reached.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.nextdoorganics.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Josh Cook
- Kris Schumacher

888-546-0325

SF / Boston



Josh Cook

3rd

Co-founder & CEO of Nextdoorganics, Inc.

Brooklyn, New York | Food & Beverages

Current: Nextdoorganics

Previous: Alternative Education Resource Organization, The Highland School, Obama for America

Education: London School of Economics and Political Science

Send Josh InMail

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https://www.linkedin.com/in/josh-cook-bb165822

Background

Experience

CEO

Nextdoorganics

January 2011 – Present (5 years 5 months) | New York, NY

I co-founded Nextdoorganics, a local food distribution company working to replace the industrial food system. I participated in the Food-X business accelerator run by SOSVentures in 2014 and have represented the company elsewhere as it's grown. In 2015-16 Nextdoorganics devolved a worker-owned cooperative in Bed Stuy Brooklyn that provides co-packing services to other food companies in NYC.

Senior Advisor

Alternative Education Resource Organization

August 2011 – November 2012 (1 year 4 months) | New York, NY

I led design and communications projects at the Alternative Education Resource Organization (AERO). I coordinated a new media and communications strategy, designed a new web presence, transitioned a printed quarterly magazine online, designed and edited two books including One Size Does Not Fit All by 17-year-old Nikhil Goyal, and organized an international education conference in Portland, Oregon featuring keynote presentations by Sir Ken Robinson and Occupy Portland.

KRIS ANDREW SCHUMACHER

kschumacher1@gmail.com

27 Opal Street ~ Elmont, New York, 11003

(516) 233-9754

Project Management ❖ Operations ❖ Budgeting ❖ Forecasting ❖ Cash Flow Management
Strategy ❖ Analytics ❖ Statistics ❖ Predictive Modeling ❖ Marketing ❖ Finance

EDUCATION:

BABSON COLLEGE, Wellesley, MA	Masters of Business Administration	May 2004
PRATT INSTITUTE, Brooklyn, NY	Bachelor of Fine Arts, Film / Media Arts	May 1998

WORK EXPERIENCE:

NEXTDOORGANICS, Inc. 2011-present
http://www.nextdoorganics.com
Co-founder & CFO
Marketing Strategy ❖ Financial modeling ❖ Business strategy ❖ Development planning ❖ Raising Capital

Co-founded Nextdoorganics as a triple bottom line business dedicated to improving access to sustainable locally produced food. Over the past three years, I've helped to oversee its rapid growth to the current size of over 1500 members. I provide financial simulations to model and structure growth scenarios, and represent the company in strategic discussions with investors and key partners.

COCOACOMPASSION 2015-present
http://www.cocoacompassion.com
Strategy Advisor
Marketing strategy ❖ Financing Strategy ❖ Business Planning

Guided the development of an ethical chocolate company from initial concept to first product sales within a few months. Helped to solidify advisor board and close critical supply and distribution contracts. Provided business planning to best structure the organization for both non-profit and for-profit investments.

SANDCRATE, Inc. 2013-present
http://www.sandcrate.com
Strategy Advisor and Product Development
Operating strategy ❖ Brand development ❖ HR strategy ❖ Content strategy ❖ Web development

Co-developed the concept of SandCrate as a resource to help people of all ages, industries, and educational backgrounds form teams and get their start-up ideas off the ground. Recruited management team, created business and marketing plans, and managed the development of a complex multi-user online networking site.

OERLIKON (Formerly Sulzer) 2009-present
www.sulzermetco.com
Director of Global Pricing – Metco Division
Marketing Management Team member
Pricing analytics ❖ Multivariate testing ❖ Marketing Analytics ❖ Query design ❖ Data Visualization ❖ Segmentation

I work with various stakeholders in a global, matrixed organization to understand business drivers and develop dashboards, KPIs, and ad-hoc reports using a combination of internal and external data sources. With a focus on understanding customer segmentation and identifying sales trends, my team and I then use predictive modeling to determine pricing and positioning strategy and to support strategic initiatives and management decisions. Since 2009 we have been successful in driving double digit increases in key growth segments.

- *Management of technical staff*
- *Project management for in house and third party analytics software development*
- *Process optimization and marketing data strategy*
- *Review of strategic initiatives including acquisitions, JV's, and strategic marketing projects*
- *Budget and forecast management*

STANDARD MOTOR PRODUCTS 2004-2009
www.smpcorp.com
Head of Pricing Department
Financial Analyst
Sales and Marketing Management Team member
S&OP Team member
Pricing ❖ Analytics ❖ Financial Planning ❖ Data systems strategy ❖ Process improvement ❖ KPI design ❖ SQL

As the head of the pricing department and the main analytics guru, I provided analytical support for most departments. My team and I developed a custom relational database in MS SQL server integrating data from multiple internal and external sources. We used this to drive a full suite of reporting, analysis, and financial models for different audiences, including controlling, pricing, inventory planning, and executive management. As a direct result, we were able to realize 6% year over year price increases while maintaining market share.

- *Built BI capabilities from the ground up, including the development of custom software*
- *Positioned and managed the KPI review of over $40 million in new product and new brand launches*
- *Re-structured P&L reporting so as to bring accountability to the specific sales groups which drive the business*
- *Improved response time to market changes through the development and implementation of analytic tools and efficient business processes.*
- *Recruited and managed a team of analysts.*
- *Regularly presented to C-suite executives*

THE CITY OF ATTLEBORO, MA. 2002-2004
http://www.cityofattleboro.us
Marketing Consultant / MBA Intern
Primary market research ❖ Survey design ❖ Marketing strategy ❖ Economic Development strategy ❖ Conjoint analysis

Developed data-driven marketing strategy and tactics, as well as sales leads, for the city of Attleboro to attract and retain high value employers. Created a dynamic database of marketing information which reflected the base of regional businesses and their interactions with and perceptions of the City of Attleboro.

HEAVYLIGHT, Inc. 1998-2002
http://www.imdb.com/company/co0005558/ *http://www.imdb.com/company/co0064213/*
Technical Director
Film/video post-production management ❖ New product development ❖ Customer relationship management

Heavylight was a start-up post production house serving the indie film industry. I designed and produced special effects and titles; hired, managed, and trained creative and technical staff; and wrote custom software for digital imaging processing. The new systems and services that we developed quickly achieved traction in the market and were used on several critically acclaimed independent films

- *Developed systems for the efficient processing, storage, and handling of terabytes of visual information*
- *Synthesized customer and business requirements to create effective product development strategies.*